Exhibit 99.1

JOINT FILING STATEMENT AND

NOTIFICATION OF DEPARTURE FROM GROUP

1.	Agreement as to Joint Filing of Schedule 13D.

In accordance with Rule 13d-1 (k) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the undersigned agree that (1) only one statement containing the information required by Schedule 13D needs to be filed with respect to the beneficial ownership by each of the undersigned of shares of common stock, par value $.10 per share (the “Common Stock” of LSB Industries, Inc. , a Delaware corporation (the “Company”), (2) any further amendments thereto may be jointly filed by each of the undersigned except for the Departing Group Members (as defined in Paragraph 2, below), and (3) this Joint Filing Agreement may be included as an exhibit to the Schedule 13D/ A, provided that, as contemplated by Section 13d-l (k)(l)(ii), no person will be responsible for the completeness or accuracy of the information concerning the other persons making the filing unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together will constitute one and the same instrument.

2.	Notification of Departure from Group.

Jack E . Golsen; Barry H. Golsen; Steven J. Golsen, Golsen family, L.L.C.; Quad Capital, LLC, SBL, L.L.C. ; and Golsen Petroleum Corporation (together, the “ Golsen Group”) have, either originally in the Schedule 13D dated October 7, 1985, or as reporting persons filing under amendments to such Schedule 13D, including Amendment No. 52 thereto (as so amended, the “Golsen Group 13D “), filed as a “group,” within the meaning of Rule 13d-5(b)(1) under the Exchange Act, regarding the Golsen Group’s interest in the Common Stock of the Company. The undersigned each acknowledge and agree that, as of January 4, 2021 (the “Effective Date”), Jack E. Golsen and Barry H. Golsen (together, the “ Departing Group Members”) have notified Steven J . Golsen, Quad Capital, SBL, L ..L.C ., Golsen Petroleum Corporation, and Golsen Family, L.L.C. (the “Remaining Group Members”) that each of the Departing Group Members (l) is no longer acting together with each other or with any other person for the purpose of acquiring, holding, voting or disposing of equity securities of the Company and, consequently, (2) is no longer a member of the Golsen Group, and (3) hereby terminates his participation in any future Golsen Group 13D.

Dated: January 4, 2021.

/s/ JACK E. GOLSEN
JACK E. GOLSEN

/s/ BARRY H. GOLSEN
BARRY H. GOLSEN

/s/ STEVEN J. GOLSEN
STEVEN J. GOLSEN

QUAD CAPITAL, LLC

By:	/s/ Steven J. Golsen
Steven J. Golsen, Manager

SBL, L.L.C.

By:	/s/ Steven J. Golsen
Steven J. Golsen, Manager

GOLSEN PETROLEUM CORPORATION

By:	/s/ Steven J. Golsen
Steven J. Golsen, President

GOLSEN FAMILY L.L.C.

By:	/s/ Steven J. Golsen
Steven J. Golsen, Manager